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                    EXHIBIT (15)

              AWARENESS LETTER OF INDEPENDENT ACCOUNTANTS









   Securities and Exchange Commission
   450 Fifth Street, N.W.
   Washington, D.C. 20549


   Dear Sirs:

   We are aware that Nalco Chemical Company has included our report dated April 20, 1994 (issued pursuant to the provisions of Statement on Auditing Standards No. 71) in the Prospectuses constituting part of its Registration Statements on Form S-3 (Nos. 33-53111, 33-9934, and 2-97721) and Form S-8 (Nos.
33-38033, 33-38032, 33-29149, 2-97721, 2-97131 and 2-82642). We
are also aware of our responsibilities under the Securities Act of 1933.


   Yours very truly,



   Price Waterhouse



   By:           Robert R. Ross
                 Engagement Partner



   May 10, 1994
   Chicago, Illinois